Exhibit 3.1

ACTINIUM PHARMACEUTICALS, INC.

AMENDED AND RESTATED BYLAWS

(Adopted on August 8, 2018)

ARTICLE I—OFFICES

Section 1.1 Registered Office

The address of the registered office of Actinium Pharmaceuticals, Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be located at the address thereof set forth in the certificate of incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.2 Other Offices

The Corporation may have such other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II—STOCKHOLDERS

Section 2.1 Annual Meeting

(a) If required by applicable law, an annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, if any, and on such date and at such time as designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. The Board of Directors may adopt guidelines and procedures governing the participation of stockholders and proxy holders not physically present at a meeting of stockholders held by means of remote communication.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

(i) To be properly brought before an annual meeting, business (which shall include the nomination and election of directors) must be (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder in accordance with Sections 2.1(b)(ii)-(iv) and Section 2.1(c)-(f) below.

(ii) For business to be properly brought before an annual meeting by a stockholder, (A) the stockholder must have been a stockholder of record at the time of giving the notice provided for in this Section 2.1, (B) the stockholder must be a stockholder on the record date for the determination of stockholders entitled to vote at the annual meeting, (C) the stockholder must be entitled to vote at the meeting, (D) the stockholder must have given timely notice thereof, pursuant to this Section 2.1, in writing to the Secretary of the Corporation, and (E) such business must be a proper matter for stockholder action under the Delaware General Corporation Law.

(iii) Any notice given by the stockholder pursuant to this Section 2.1 shall set forth:

(A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other proposing persons;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (z) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (aa) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (bb) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (cc) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (dd) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(D) a representation that each proposing person shall notify, as promptly as practicable, the Corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date for determining the stockholders entitled to vote at the meeting; and

(E) as to each person whom the stockholder proposes to nominate for election as a director, (x) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.1 if such proposed nominee were a proposing person, (y) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange, (z) such proposed nominee’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected, (aa) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any proposing person, on the one hand, and each proposed nominee, his or her respective affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act), and any other persons or entities acting in concert with such nominee or any of his or her affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the proposing persons were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (bb) a completed and signed questionnaire, representation and agreement as provided herein.

(iv) To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day and not earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than seventy (70) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be so delivered not later than the later of the close of business on the one hundred twentieth (120th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation), and not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Notwithstanding the foregoing, the notice requirements of this Section 2.1(b) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(c) To be eligible to be a stockholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.1) to the Secretary at the principal executive offices of the Corporation a written questionnaire (in the form prepared by the Corporation, which shall be provided by the Secretary upon request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not, and does not intend to become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.1 (including, without limitation, Section 2.1(c)) shall be eligible to serve as directors upon a vote at an annual meeting and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.1. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.1 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (b)(iii)(C)(cc) of this Section 2.1) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 2.1, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.1, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) For purposes of these Bylaws:

(i) A person shall be deemed to be “acting in concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act;

(ii) A person that is acting in concert with another person shall also be deemed to be acting in concert with any third party who is also acting in concert with the other person;

(iii) “Beneficially own” or “beneficially owned” shall mean beneficial ownership as defined in Rule 13d-3 under the Exchange Act, provided, however, that any proposing person shall be deemed to beneficially own any shares of any class or series of shares of the Corporation as to which such proposing person has a right to acquire beneficial ownership at any time in the future; and

(iv) A “proposing person” shall mean (A) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (B) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (C) any affiliate or associate of such stockholder or beneficial owner (the terms “affiliate” and “associate” are defined in Rule 12b-2 under the Exchange Act), and (D) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(v) A “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(v) To be considered a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f) Notwithstanding the foregoing provisions of this Section 2.1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.1; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.1 (including paragraph (b) hereof), and compliance with Section 2.1(b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of Section 2.1(b), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in this Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.2 Special Meetings

Special meetings of the stockholders may be called solely by the chairman of the Board of Directors, Chief Executive Officer or by the Board of Directors. Special Meetings shall be held at such place, if any, and on such date and at such time as the Board of Directors shall designate.

Section 2.3 Notice of Meetings

Unless otherwise provided by the Certificate of Incorporation or applicable law, notice of the place, if any, date and time of all meetings of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.4 Quorum

Except as otherwise provided by the Certificate of Incorporation or applicable law, at each meeting of stockholders, the presence, in person or by proxy, of the holders of at least thirty-four percent (34%) in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum for all purposes.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority in voting power of the shares of the stock entitled to vote at such meeting who are present, in person or by proxy, at such meeting may adjourn the meeting to another place, if any, date or time.

Section 2.5 Organization

Meetings of stockholders shall be presided over by the chairman of the Board of Directors, if any, or in his or her absence by the chief executive officer of the Corporation, or in his or her absence by a vice president of the Corporation, or in the absence of the foregoing persons by a person designated by the Board of Directors. The secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.6 Conduct of Business

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.7 Voting; Proxies

Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent to corporate action in writing without a meeting, may vote or express such consent in person or may authorize another person or persons to vote or act for the stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law. No such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period.

Voting at meetings of stockholders need not be by written ballot. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Corporation in advance of any meeting of stockholders.

At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 2.8 Stock List

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.8 or to vote in person or by proxy at any meeting of stockholders.

Section 2.9 Action by Written Consent

(a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(a) prior to the receipt of such written notice). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.9(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by this Section 2.9 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.9 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.9(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a written consent is delivered to the Corporation in accordance with this Section 2.9, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.9 and applicable law, and not revoked.

Section 2.10 Fixing Date for Determination of Stockholders of Record

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III—BOARD OF DIRECTORS

Section 3.1 Number; Term of Office; Resignation

Unless otherwise provided by the Certificate of Incorporation, the number of directors who shall constitute the whole Board of Directors shall be fixed from time to time solely by the Board of Directors. No decrease in the authorized number of directors shall shorten the term of any incumbent director. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation, removal or disqualification. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation, and any such resignation shall become effective at such time as the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 3.2 Vacancies

Except as otherwise provided by the Certificate of Incorporation, any vacancy in the Board of Directors, whether occurring by reason of death, resignation, disqualification, removal or other cause, and any vacancy resulting from an increase in the total number of directors constituting the whole Board of Directors, shall be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.

Section 3.3 Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.4 Special Meetings

Special meetings of the Board of Directors (i) may be called by the chairman of the Board of Directors or chief executive officer and (ii) shall be called by the chief executive officer or secretary on the written request of all directors, and shall be held at such place, on such date and at such time as shall be specified by the person directing the call of the meeting. Notice of the place, date and time of each such special meeting shall be given by each director by whom it is not waived by mailing written notice not less than three (3) days before the meeting or by electronic transmission not less than eighteen (18) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5 Quorum

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 3.6 Participation in Meetings by Conference Telephone

Members of the Board of Directors or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 3.7 Conduct of Business

At any meeting of the Board of Directors at which a quorum is present, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides. Action may be taken by the Board of Directors or any committee thereof without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.8 Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

ARTICLE IV—COMMITTEES

Section 4.1 Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if so provided in a resolution of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 4.2 Conduct of Business

Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V—OFFICERS

Section 5.1 Generally; Term; Resignation

The officers of the Corporation shall consist of a president, one or more vice-presidents, a secretary, a principal financial officer and such other officers as may from time to time be appointed by the Board of Directors. The Corporation may also have a chairman of the board who shall be elected by the Board of Directors who shall be an officer of the Corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 5.2 Chairman of the Board

The chairman of the board shall, subject to the direction of the Board of Directors, perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors.

Section 5.3 President

Unless otherwise designated by the Board of Directors, the president shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the Corporation. He shall, when present, and in the absence of a chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors.

Section 5.4 Vice-President

Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the president.

Section 5.5 Principal Financial Officer

The treasurer shall have the custody of the monies and securities of the Corporation and shall keep regular books of account. He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

Section 5.6 Secretary

The secretary shall issue all authorized notices from, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

Section 5.7 Delegation of Authority

The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.8 Removal

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 5.9 Action with Respect to Securities of Other Corporation

Unless otherwise provided by resolution adopted by the Board of Directors, the chief executive officer, or any other person designated by the Board of Directors or the chief executive officer, may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 5.9 which may be delegated to an attorney or agent may also be exercised directly by the chief executive officer or any person authorized by the Board of Directors or chief executive officer to take such action.

ARTICLE VI—INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Generally

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.2 Advancement of Expenses

The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Claims

If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4 Nonexclusivity of Rights

The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Other Sources

The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6 Amendment or Repeal

Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.7 Other Indemnification and Advancement of Expenses

This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII—STOCK

Section 7.1 Certificated and Uncertificated Shares

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that the chairperson and vice-chairperson of the Board of Directors, the president, any vice-president, the treasurer, any assistant treasurer, the secretary and any assistant secretary of the Corporation shall be an authorized officer for such purpose) certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 7.2 Transfers of Stock

Transfers of stock shall be made only upon the transfer books of the Corporation. Except where a certificate is issued in accordance with Section 7.3 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 7.3 Lost, Stolen or Destroyed Certificates

The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.4 Regulations

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII—NOTICES

Section 8.1 Notices

Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 8.1, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission. Notice may be given to any stockholder by any form of electronic transmission consented to by such stockholder.

Section 8.2 Waivers

A written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice required to be given to such stockholder, director, officer or agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

ARTICLE IX—MISCELLANEOUS

Section 9.1 Facsimile Signatures

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors of a committee thereof.

Section 9.2 Corporate Seal

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 9.3 Reliance Upon Books, Reports and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 9.4 Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 9.5 Time Periods

In applying any of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE X—AMENDMENTS

Section 10.1 Amendments

These Bylaws may be altered, amended or repealed, and new bylaws may be made, by the Board of Directors. Notwithstanding any other provision of these Bylaws or any other provision of law that might otherwise permit a lesser vote of stockholders, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon shall be required in order for the stockholders of the Corporation to alter, amend, or repeal, in whole or in part, any provision of these Bylaws, or make or adopt any new bylaws.

Section 10.2 Force and Effect

These Bylaws are subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, as the same may be amended from time to time. If any provision in these Bylaws is inconsistent with an express provision of either the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the provisions of the General Corporation Law of the State of Delaware or the Certificate of Incorporation, as the case may be, shall govern, prevail, and control the extent of such inconsistency.